Exhibit 10.1

Execution Version

CONVERTIBLE LOAN AGREEMENT

by and between

NKGEN OPERATING BIOTECH, INC.,

NKGEN BIOTECH, INC.,

and

AlpineBrook Capital GP I Limited

Dated as of December 31, 2024

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Article VII DEFINITIONS		23
7.1	DEFINITIONS	23
7.2	INTERPRETIVE PROVISIONS	27

Exhibit A FORM OF CONVERTIBLE PROMISSORY NOTE

Exhibit B FORM OF GUARANTEE

SCHEDULE 2.1.2 SUBSIDIARIES

SCHEDULE 2.1.5 FILINGS, CONSENTS AND APPROVALS

SCHEDULE 2.1.7 CAPITALIZATION

SCHEDULE 2.1.10 LEGAL NAMES

SCHEDULE 3.1.7 USE OF PROCEEDS

SCHEDULE 4.1.1 EXISTING INDEBTEDNESS

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CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (the “Agreement”) is dated as of December 31, 2024 (the “Effective Date”), by and between NKGEN OPERATING BIOTECH, INC., NKGEN BIOTECH, INC., and AlpineBrook Capital GP I Limited on the following terms and conditions.

Article I

LOAN AND TERMS OF PAYMENT

1.1 TERM LOAN. On the terms and subject to the conditions of this Agreement, the Lender has made and will on or around the date hereof make one term loan available to the Borrower in an aggregate principal amount not exceeding four million five hundred thousand U.S. Dollars ($4,500,000.00) (the “Term Loan”). Any amount borrowed under this Agreement and subsequently repaid or prepaid may not be reborrowed. The Term Loan is evidenced by the Note. The Loan Parties hereby acknowledge receipt of (i) an amount equal to eight hundred thousand U.S. Dollars ($800,000.00) in immediately available cash sent by the Lender to the Loan Parties on or around October 18, 2024, (ii) an amount equal to seven hundred thousand U.S. Dollars ($700,000.00) in immediately available cash sent by the Lender to the Loan Parties on or around November 1, 2024, (iii) an amount equal to two hundred and sixty-two thousand U.S. Dollars ($262,000.00) in immediately available cash sent by the Lender to the Loan Parties on or around November 14, 2024, (iv) an amount equal to three hundred thousand U.S. Dollars ($300,000.00) in immediately available cash sent by the Lender to the Loan Parties on or around November 27, 2024, (v) an amount equal to one million and twenty-five thousand U.S. Dollars ($1,025,000.00) in immediately available cash sent by the Lender to the Loan Parties on or around December 4, 2024, (vi) an amount equal to two hundred thirty-five thousand U.S. Dollars ($235,000.00) in immediately available cash sent by the Lender to the Loan Parties on or around December 12, 2024, (vii) an amount equal to two hundred sixty thousand U.S. Dollars ($260,000.00) in immediately available cash sent by the Lender to the Loan Parties on or around December 20, 2024, (viii) an amount equal to two hundred eighty thousand U.S. Dollars ($280,000.00) in immediately available cash sent by the Lender to the Loan Parties on or around December 27, 2024, and (ix) an amount equal to three hundred eighteen thousand U.S. Dollars ($318,000.00) in immediately available cash sent by the Lender to the Loan Parties on or around December 29, 2024, and agree that such amounts shall constitute a part of the Term Loan and subject to the terms and conditions of this Agreement.

1.2 PRINCIPAL REPAYMENT; CONVERSION RIGHTS.

1.2.1 The Borrower shall pay to the Lender all outstanding principal, any accrued and unpaid interest on the Term Loan, and all other outstanding Obligations with respect to the Term Loan in full on the Maturity Date.

1.2.2 At any time while the Obligations remain outstanding, the Lender shall have the right, at its sole discretion, to convert the outstanding principal amount of the Term Loan and all accrued and unpaid interest of the Term Loan in full or in part and at any time and from time to time, into Common Stock pursuant to and on the terms set forth in the Note.

1.2.3 Each Loan Party shall at all times be liable under this Agreement and the Term Loan on a joint and several basis.

1.3 PREPAYMENT.

1.3.1 Optional Prepayment. The Borrower shall not have the right to prepay the Term Loans, in whole or in part, without the Lender’s prior written consent.

1.3.2 Mandatory Prepayment. If the Term Loan is accelerated by the Lender following the occurrence and during the continuance of an Event of Default, the Borrower shall immediately pay to the Lender an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan, and (ii) all other sums, if any, that shall have become due and payable with respect to the Term Loan, including interest at the Default Rate with respect to any past due amounts.

1.4 INTEREST.

1.4.1 Interest Rate and Payment. Except as otherwise set forth herein, each Term Loan shall bear interest on the unpaid principal amount thereof from the Utilization Date to repayment (whether by acceleration or otherwise) thereof at the Applicable Rate, which interest shall be payable in arrears in immediately available U.S. Dollars on the first calendar day of each calendar month, and (i) upon any prepayment of the Term Loan in accordance with the terms thereof, to the extent accrued on the amount being prepaid and (ii) on the Maturity Date.

1.4.2 Default Rate. Any amounts payable under this Agreement which are not paid when due, to the fullest extent permitted by applicable law, shall bear interest, from the date on which such overdue amount shall have become due and payable by the Borrower until payment in full (whether before or after judgment), payable on demand, at a rate per annum equal to the Applicable Rate multiplied by two (2), or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from the Borrower under applicable law (the “Default Rate”).

1.4.3 Interest Computation. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year. In computing interest, the Utilization Date shall be included and the date of payment shall be excluded.

1.5 CONSIDERATION SHARES; WARRANT. On the date hereof, the Parent shall issue and deliver electronically to Lender, at no cost to Lender, 1,500,000 shares of Common Stock and shall duly issue and deliver the Warrant to Lender.

Article II

REPRESENTATIONS AND WARRANTIES

2.1 BORROWER REPRESENTATIONS AND WARRANTIES. Each Loan Party represents and warrants to Lender, as of the date of this Agreement, as of each Utilization Date, as of the date of any renewal, extension or modification of the Term Loan, and at all times any Indebtedness exists:

2.1.1 Organization. Each Loan Party is a corporation for profit which is, and, subject to notice of a change of its state of organization as set forth below, at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Each Loan Party is duly authorized to transact business in the State of California and all other states in which the Loan Party is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Loan Party is doing business. Specifically, each Loan Party is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Each Loan Party has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Each Loan Party maintains its principal executive office at 3001 Daimler St., Santa Ana, CA 92705. Unless a Loan Party has designated otherwise in writing to the Lender, such office is the office at which the Loan Party keeps its books and records. Each Loan Party will provide not less than thirty (30) days written notice to Lender prior to any change in the location of the Loan Party’s (i) state of organization or (ii) name (including any d/b/a). Each Loan Party shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Loan Party and the Loan Party’s business activities.

2.1.2 Subsidiaries. All of the direct and indirect subsidiaries of each Loan Party are set forth on Schedule 2.1.2 as of the date hereof. Each Loan Party owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.1.3 Assumed Business Names. Each Loan Party has no assumed names other than the names set forth in its certificates of formation.

2.1.4 No Conflicts; Authorization. Each Loan Party’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by the Loan Parties and do not conflict with, result in a violation of, or constitute a default under any provision of the Loan Party’s articles of incorporation or organization, or bylaws, and do not conflict with, result in a violation of, or constitute a material default under (1) any provision of any agreement or other instrument binding upon the Loan Party or (2) any law, governmental regulation, court decree, or order applicable to the Loan Party or its properties. Each Loan Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the Related Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Related Documents by each of the Loan Parties and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Securities, have been duly authorized by all necessary action on the part of the Loan Parties and no further action is required by any Loan Party, the Board of Directors of any Loan Party or any Loan Party’s stockholders (other than Shareholder Approval (as defined below)) in connection herewith or therewith to approve or authorize any transaction contemplated or referred to in this Agreement and any other Related Document. This Agreement and each other Related Document to which it is a party has been (or upon delivery will have been) duly executed by the applicable Loan Party and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of applicable Loan Party enforceable against applicable Loan Party in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.1.5 Filings, Consents and Approvals. The Parent has filed all reports required to be filed by it with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) and the U.S. Securities Act of 1933, as amended (the “1933 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, the “SEC Documents”). The Parent has delivered to Lender true and complete copies of the SEC Documents, except for such exhibits and incorporated documents, and except as such SEC Documents are available via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) on the SEC’s official website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the 1933 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Parent included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Parent included in the SEC Documents, the Loan Parties have no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2024, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Parent and its consolidated Subsidiaries. The Parent is subject to the reporting requirements of the 1934 Act and is in compliance with all such requirements thereunder.

Neither of the Loan Parties is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any other Person (including without limitation any Loan Party’s existing creditors or stockholders) in connection with the execution, delivery and performance by the Loan Party of this Agreement or the Related Documents, other than filings with or notice to the SEC or Nasdaq that may be required by law or stock exchange rules to be made after the closing of the transaction contemplated hereby and as set forth in Schedule 2.1.5 hereto. No Loan Party will be obligated by any contract or instrument currently in force (other than any contract or instrument evidencing the Senior Loans) to fully or partially repay any indebtedness or monied owed thereunder upon the closing of the transactions contemplated hereby.

2.1.6 Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the applicable Related Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Loan Parties other than restrictions on transfer provided for in this Agreement or the Related Documents. Parent shall reserve from its duly authorized capital stock three times the number of shares of Conversion Shares and Warrant Shares issuable pursuant to this Agreement.

2.1.7 Capitalization. The capitalization of each of the Loan Parties is as set forth on Schedule 2.1.7, which sets forth all equity, quasi-equity and debt securities issued by the Loan Parties and outstanding as of the date hereof (and pro forma on an as-converted basis assuming the closing of the transactions contemplated hereby) and, for securities convertible into or exercisable for Common Stock of Parent, the applicable conversion prices and exercise prices immediately before and immediately after the closing of the transactions contemplated hereby. Except as set forth on Schedule 2.1.7, the Parent has no issued and outstanding capital stock. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or the Related Documents. Except as set forth on Schedule 2.1.7, in the SEC Documents or as a result of the purchase and sale of the Consideration Shares and Warrant Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Parent or any Subsidiary is or may become bound to issue additional shares of Common Stock. Except as set forth on Schedule 2.1.7, the issuance and sale of the Consideration Shares will not obligate the Parent to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Parent securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of each Loan Party is duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth on Schedule 2.1.7, no further approval or authorization of any stockholder of Parent, the Board of Directors of the Parent or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Loan Parties’ capital stock to which a Loan Party is a party or, to the knowledge of the Loan Parties, between or among any of the Loan Parties’ stockholders.

2.1.8 Financial Information. The financial statements of the Parent and its consolidated Subsidiaries (i) supplied to Lender or (ii) filed with SEC Documents or otherwise furnished with to the SEC truly and completely disclosed the financial condition of the Parent and its consolidated Subsidiaries for the period set forth in such statements and as of the date such financial statements are provided to Lender or filed with SEC Documents or furnished to the SEC, and there has been no material adverse change in the financial condition of the Parent and its consolidated Subsidiaries subsequent to the date of the most recent financial statements supplied to Lender or filed with SEC Documents or furnished to the SEC. The Loan Parties have no material contingent obligations except as disclosed in such financial statements.

2.1.9 Enforceability. This Agreement constitutes, and any instrument or agreement the Loan Parties are required to give under this Agreement when delivered will constitute, the legally valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with their respective terms.

2.1.10 Properties. Each Loan Party owns and holds good title to all of its properties free and clear of all Liens, and has not executed any security documents or financing statements relating to such properties, in each case, other than with respect to the Senior Loans. All of each Loan Party’s properties are titled in the Loan Party’s current legal names, and no Loan Party has used or filed a financing statement under any other name for at least the last five (5) years, except as set forth in Schedule 2.1.10 hereto.

2.1.11 Hazardous Substances.

(a) During the period of each Loan Party’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral.

(b) Each Loan Party has no knowledge of, or reason to believe that there has been (i) any breach or violation of any Environmental Laws; (ii) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (iii) any actual or threatened litigation or claims of any kind by any person relating to such matters.

(c) No Loan Party nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Each Loan Party authorizes the Lender and its agents to enter upon the Collateral to make such inspections and tests as the Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by the Lender shall be at the Loan Parties’ expense and for the Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of the Lender to any Loan Party or to any other person. Each Loan Party hereby (i) releases and waives any future claims against the Lender for indemnity or contribution in the event any Loan Party becomes liable for cleanup or other costs under any such laws, and (ii) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Obligations and the termination, expiration or satisfaction of this Agreement and shall not be affected by the Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

2.1.12 Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against any Loan Party is pending or threatened, and no other event has occurred which may materially adversely affect the Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Lender in writing. No creditor of any Loan Party has issued or threatened to issue a notice alleging that any Loan Party is or has been in default of any indebtedness or in breach of any contractual provision.

2.1.13 Taxes. To the best of each Loan Party’s knowledge, each Loan Party’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by any Loan Party in good faith in the ordinary course of business and for which adequate reserves have been provided.

2.1.14 Binding Effect. This Agreement, the Note and all other Related Documents have been duly executed and delivered by each Loan Party, and each constitutes the legal, valid and binding obligation of each respective Loan Party that is party hereto or thereto, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

2.1.15 Certification of Beneficial Owner(s). If the Loan Parties are requested by the Lender to provide a Certification of Beneficial Owner(s), the information included in the Certification of Beneficial Owner(s) is true and correct in all respects. “Certification of Beneficial Owner(s)” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance satisfactory to Lender. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

2.1.16 No Integrated Offering. Neither the Parent, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Lender. The issuance of the Securities to the Lender will not be integrated with any other issuance of the Parent’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Parent or its securities.

2.1.17 Acknowledgment of Dilution. The Parent understands and acknowledges the potentially dilutive effect of the Conversion Shares and Warrant Shares to the Common Stock upon the conversion of the Note and/or exercise of the Warrants. The Parent further acknowledges that its obligation to issue, upon conversion of the Note and/or exercise of the Warrant, the Conversion Shares and/or Warrant Shares, are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Parent.

2.2 LENDER REPRESENTATIONS AND WARRANTIES. Lender represents and warrants to each Loan Party as of the date hereof:

2.2.1 Accredited Investor; Non-U.S. Person. The Lender is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the 1933 Act). The Lender is not a “U.S. person” (as defined in Rule 902 of Regulation S promulgated under the 1933 Act).

2.2.2 Information. The Lender has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and grant of the Securities.

2.2.3 Intent. The Lender is acquiring the Securities for the Lender’s own account as principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution. The Lender has not entered into any written or oral agreement to transfer any of the Securities.

2.2.4 No Registration. The Lender understands and agrees that the Securities are being, or will be, acquired in a transaction not involving any public offering within the meaning of the 1933 Act, in reliance on an exemption therefrom. The Lender understands that the Securities have not been, and will not be, approved or disapproved by the SEC or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Lender by the Parent. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Securities or an investment in the Borrower or the Parent.

Article III

AFFIRMATIVE COVENANTS

3.1 BORROWER AFFIRMATIVE COVENANTS. Each Loan Party covenants and agrees with the Lender that, so long as this Agreement remains in effect, each Loan Party shall:

3.1.1 Notices of Claims. Immediately inform the Lender in writing of (1) any material adverse effect (including without limitation any default or event of default under any indebtedness), and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting any Loan Party which could materially, individually or in the aggregate, affect the financial condition of any Loan Party.

3.1.2 Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit the Lender to examine and audit each Loan Party’s books and records at all reasonable times. All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by each Loan Party as being true and correct.

3.1.3 Additional Information. Furnish to the Lender (1) such additional information and statements, as the Lender may request from time to time and (2) any and all information that is or will be provided to any Loan Party’s secured or unsecured creditors or stockholders.

3.1.4 Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as the Lender may require with respect to the Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to the Lender. The Borrower, upon request of the Lender, will deliver to the Lender from time to time the policies or certificates of insurance in form satisfactory to the Lender.

3.1.5 Insurance Reports. Furnish to the Lender, upon request of the Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the properties insured; (v) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (vi) the expiration date of the policy. In addition, upon request of the Lender (however not more often than annually), each Loan Party will have an independent appraiser satisfactory to the Lender determine, as applicable, the actual cash value or replacement cost of any Collateral (including, but not limited to, any Collateral consisting of real property). The cost of such appraisal shall be paid by the Loan Parties.

3.1.6 Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between any Loan Party and any other party and notify the Lender immediately in writing of any default or alleged default in connection with any other such agreements.

3.1.7 Use of Proceeds. Use all proceeds of the Term Loan solely for the Loan Parties’ business operations and working capital in accordance with Schedule 3.1.7, not use any proceeds of the Term Loan for debt principal repayment, interest payment and share redemption unless specifically set out in Schedule 3.1.7, and not use any proceeds of the Term Loan otherwise than expressly stated in Schedule 3.1.7.

3.1.8 Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon any Loan Party or its properties, income, or profits, as and when they become due and prior to the date on which penalties would attach. Provided however, each Loan Party will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) such Loan Party shall have established on such Loan Party’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

3.1.9 Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between any Loan Party and the Lender. Each Loan Party shall notify the Lender immediately in writing of any default or alleged default in connection with any agreement.

3.1.10 Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to the Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

3.1.11 Environmental Studies. Promptly conduct and complete, at the Loan Parties’ expense, all such investigations, studies, samplings and testings as may be requested by the Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by any Loan Party.

3.1.12 Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of the Loan Parties’ properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. The Loan Parties may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as such Loan Party has notified the Lender in writing prior to doing so.

3.1.13 Inspection. Permit employees or agents of the Lender at any reasonable time to inspect any and all Collateral and the Loan Parties’ other properties and to examine or audit any Loan Party’s books, accounts, and records and to make copies and memoranda of such Loan Party’s books, accounts, and records. If any Loan Party now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, such Loan Party, upon request of the Lender, shall notify such party to permit the Lender free access to such records at all reasonable times and to provide the Lender with copies of any records it may request, all at such Loan Party’s expense.

3.1.14 Environmental Compliance and Reports. The Loan Parties shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on any Loan Party’s part or on the part of any third party, on property owned and/or occupied by Loan Party, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Loan Party’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

3.1.15 Additional Assurances. Make, execute and deliver to the Lender such promissory notes, assignments, instruments, documents and other agreements as the Lender or its attorneys may reasonably request.

3.1.16 Shareholder Approval. If required by Nasdaq Rule 5635, use its best efforts to obtain Shareholder Approval as soon as practicable and shall file with the SEC a preliminary proxy statement seeking Shareholder Approval. If the Parent does not obtain the Shareholder Approval at such special meeting, then, each Loan Party will continue to use its best efforts to obtain the Shareholder Approval at a stockholder meeting (either at a succeeding special meeting or at the Parent’s annual stockholder meeting) following such special meeting until the Shareholder Approval is obtained. “Shareholder Approval” means approval of the holders of a sufficient amount of holders of the Common Stock to satisfy the shareholder approval requirements as provided in Nasdaq Rule 5635 to effectuate the issuance of the Conversion Shares, the Consideration Shares and the Warrant Shares in excess of the maximum amount of shares that can be issued without violating the 20% rule (the “Cap”), subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock. At the meeting, the Board of Directors of Parent shall recommend that such proposal be approved, the Parent shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement, and all management-appointed proxyholders shall vote their proxies in favor of such proposal. Prior to the date of any special meeting for the purposes of obtaining Shareholder Approval, the Parent shall use its reasonable best efforts to deliver to the Lender a voting agreement from the “Controlling Shareholders” voting in favor of the issuances of the Consideration Shares, Conversion Shares and Warrant Shares. For purposes hereof, the “Controlling Shareholders” shall mean James A. Graf, any entities controlled by him and any entities for which he has voting authority, including Graf Acquisition Partners IV LLC, and NKMax. Each Loan Party shall agree to use its best efforts to obtain Shareholder Approval. If the Parent does not obtain Shareholder Approval at the first meeting, the Parent shall call a meeting as often as possible thereafter to seek Shareholder Approval until the Shareholder Approval is obtained. Until such Shareholder Approval is obtained, Lender agrees that it cannot be issued Conversion Shares or Warrant Shares in an amount greater than the Cap.

3.1.17 Formation or Acquisition of Subsidiaries. In the event the Borrower, Parent or any Subsidiary creates or acquires any direct or indirect Subsidiary, the Borrower and such Subsidiary shall promptly notify the Lender of the creation or acquisition of such new Subsidiary and take all actions as may be required by the Lender to cause such Subsidiary to promptly, but in any event no later than fifteen (15) calendar days following the creation or acquisition of such new Subsidiary or Affiliate, guarantee and/or otherwise become jointly and severally (with the Loan Parties as of the date hereof) liable for the Obligations of Borrower under this Agreement and the Related Documents.

3.1.18 Listing. The Parent will, so long as the Lender owns any of the Securities, use its reasonable best efforts to maintain the listing and trading of its Common Stock on Nasdaq Global Market or Nasdaq Capital Market, provided that, in the event that the Parent’s Common Stock is delisted from the Nasdaq Stock Market, the Parent shall apply to list or quote the Common Stock on any equivalent replacement exchange or electronic quotation system (including but not limited to the OTC Markets) and will comply in all respects with the Parent’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such market, as applicable. The Parent shall promptly provide to the Lender copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on such market.

3.1.19 Compliance with 1934 Act; Public Information Failures. For so long as the Lender beneficially owns the Securities, the Parent shall comply with the reporting requirements of the 1934 Act; and the Parent shall continue to be subject to the reporting requirements of the 1934 Act. Beginning on the date that is 60 days from the date of this Agreement and ending on the date when Lender no longer beneficially owns the Securities, if the Parent shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Parent becomes such an issuer as described in Rule 144(i)(1)(i) in the future, and the Parent shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”), then, as partial relief for the damages to the Lender by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available pursuant to this Agreement, the Note, the Warrant or at law or in equity), the Parent shall pay to the Lender an amount in cash equal to three percent (3%) of the contracted aggregate principal amount of the Term Loan on each of the day of a Public Information Failure and on every thirtieth day (prorated for periods totaling less than thirty days) thereafter until the date such Public Information Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 3.1.19 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Parent fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 5% per month (prorated for partial months) until paid in full.

3.1.20 Transfer Agent Instructions. The Parent shall issue irrevocable instructions to the Parent’s transfer agent to issue shares electronically, registered in the name of the Lender or its nominee, upon conversion of the Note and/or exercise of the Warrants, the Conversion Shares and Warrant Shares, in such amounts as specified from time to time by the Lender to the Parent in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Parent proposes to replace its transfer agent, the Parent shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved shares of Common Stock in the amount set forth in Section 2.1.6 hereof) signed by the successor transfer agent to the Parent and the Parent. Prior to registration of the Conversion Shares and/or Warrant Shares under the 1933 Act or the date on which the Conversion Shares and/or Warrant Shares may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates or book entry shares shall bear an appropriate restrictive legend. The Parent warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.1.20 will be given by the Parent to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Parent as and to the extent provided in this Agreement, the Note and the Warrant; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Securities to be issued to the Lender upon conversion of or otherwise pursuant to this Agreement, the Note and/or upon exercise of or otherwise pursuant to the Warrant as and when required by this Agreement, the Note and/or the Warrant; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Lender upon conversion of or otherwise pursuant to this Agreement, the Note and/or upon exercise of or otherwise pursuant to the Warrant as and when required by this Agreement, the Note and/or the Warrant and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within six hours of each conversion of the Note and/or exercise of the Warrant. If the Lender provides the Parent, at the cost of the Parent, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Lender provides reasonable assurances that the Securities can be sold pursuant to 144, Rule 144A, Regulation S, or other applicable exemption, the Parent shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Lender. The Parent acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Parent acknowledges that the remedy at law for a breach of its obligations under this Section 3.1.20 may be inadequate and agrees, in the event of a breach or threatened breach by the Parent of the provisions of this Section, that the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

3.2 RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation, guideline, or generally accepted accounting principle, or the interpretation or application of any thereof by any court, administrative or governmental authority, or standard-setting organization (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on the Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to the Lender for extending or maintaining the Term Loan to which this Agreement relates, (B) reduce the amounts payable to the Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on the Lender’s capital as a consequence of any of the Obligations, then the Borrower agrees to pay the Lender such additional amounts as will compensate the Lender therefor, within five (5) days after the Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

3.3 LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect the Lender’s interest in the Term Loan or if any Loan Party fails to comply with any provision of this Agreement or any Related Documents, including but not limited to the Borrower’s failure to discharge or pay when due any amounts the Borrower is required to discharge or pay under this Agreement or any Related Documents, the Lender, on behalf of any Loan Party, may (but shall not be obligated to) take any action that the Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims. All such expenditures incurred or paid by the Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by the Borrower. All such expenses will become a part of the Obligations and, at the Lender’s option, will (i) be payable on demand; (ii) be added to the principal balance of the Term Loan and be apportioned among and be payable with any installment payments to become due during either (A) the term of any applicable insurance policy; or (B) the remaining term of this Agreement; or (iii) be treated as a balloon payment which will be due and payable upon maturity of the Term Loan. In addition to the foregoing, concurrently with the date of this Agreement, the Loan Parties shall reimburse the Lender all of its actual reasonable and documented out of pocket legal and due diligence costs in connection the preparation and negotiation of this Agreement and the Related Documents.

3.4 MOST FAVORED NATION. Without prejudicing or limiting the Lender’s consent right in Article IV or any other provision of this Agreement, if any Loan Party or any Affiliate thereof grants in any manner a right or privilege to which the Lender is not entitled to hereunder, that Loan Party or the Affiliate shall grant the same right or privilege to the Lender.

3.5 POSSIBLE FURTHER FUNDING. The Loan Parties acknowledge the Lender is evaluating a potential further investment (the “Further Investment”) in the applicable Loan Parties via a convertible loan facility, subject to the consent of BDW under the BDW Loan. Upon funding of the Further Investment and full repayment of the East West Loan with proceeds thereof, the Loan Parties agree to take any and all actions as the Lender may reasonably request to grant the Lender a first priority security interest in all assets of the Loan Parties securing up to $5,000,000. Nothing in this paragraph shall be construed to create a binding obligation on the part of the Lender to further invest in or fund any Loan Party.

3.6 NKMAX LOAN EXTENSION. The Loan Parties shall immediately send a written request to NKMax (1) for an unconditional extension of all NKMax Loans with a maturity date of December 31, 2024 or earlier, with such requested post-extension maturity date being no earlier than December 31, 2026, and the Loan Parties shall use its best efforts to obtain such extension as soon as possible, or (2) in the alternative, requesting that the outstanding balances of all NKMax Loans be added to the outstanding balances of the NKMax Convertible Notes, provided in each case that any such agreement shall be in form and substance satisfactory to the Lender.

3.7 INTERCOMPANY LICENSE. The Parent shall within three (3) Business Days after the date hereof send a written demand to NKMax and its receivers pursuant to the Debtor Rehabilitation and Bankruptcy Act of the Republic of Korea electing to continue to perform the Intercompany License Agreement, and shall use its best efforts to ensure that NKMax and its receivers continue to perform the Intercompany License Agreement and that a Material IP Event will not occur.

3.8 RIGHT OF PARTICIPATION. From the date hereof to the later of (i) twelve (12) months after the date hereof and (ii) the date that the Note is extinguished in its entirety, no Borrower shall, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ debt, equity, or equity equivalent securities, including without limitation any debt, preferred shares or other instrument or security that is, at any time during its life and/or under any circumstances, convertible into, exchangeable for, or exercisable for Common Stock (any such offer, sale, grant, disposition or announcement, a “Subsequent Placement”) or (ii) enter into any definitive agreement with regard to the foregoing, in each case unless the Borrower shall have first complied with this Section 3.8.

3.8.1 The Borrower shall deliver to the Lender an irrevocable written notice (the “Offer Notice”) of any proposed or intended Subsequent Placement, which shall (w) identify and describe the Subsequent Placement, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the securities in the Subsequent Placement to be issued, sold, or exchanged and (y) offer to issue and sell to or exchange with the Lender at least one hundred percent (100%) of the securities in the Subsequent Placement (in each case, an “Offer”). The Lender’s acceptance of an Offer shall not limit the Borrower’s ability to consummate the proposed or intended Subsequent Placement or any other parties’ rights of participation concurrently with the Lender in the Subsequent Placement.

3.8.2 If the Lender intends to accept an Offer in whole or in part, the Lender shall deliver a written notice (the “Notice of Acceptance”) to the Borrower prior to the end of the tenth (10th) Business Day after the Lender’s receipt of the Offer Notice (the “Offer Period”), setting forth the amount that the Lender elects to purchase (the “Subscription Amount”). The Borrower shall complete the Subsequent Placement and issue and sell the Subscription Amount to the Lender upon terms and conditions (including, without limitation, unit prices and interest rates) set forth in the Offer Notice, unless a change to such terms and conditions is agreed to in writing between the Lender and the Borrower. The Lender may elect to exchange any amounts owed under the Note in lieu of cash consideration with respect to all or any portion of the Subscription Amount.

3.8.3 If the Borrower desires to modify or amend the terms or conditions of a Subsequent Placement at any time after the Offer Notice is given to the Lender (provided, however, that such modification or amendment to the terms or conditions shall not occur during an Offer Period), the Borrower shall deliver to the Lender a new Offer Notice and the Offer Period of such new Offer shall expire at the end of the tenth (10th) Business Day after the Lender’s receipt of such new Offer Notice.

Article IV

NEGATIVE COVENANTS

4.1 NEGATIVE COVENANTS. Each Loan Party covenants and agrees with the Lender that while this Agreement is in effect, no Loan Party shall, without the prior written consent of Lender:

4.1.1 Indebtedness and Liens. (i) Except for trade liabilities incurred in the normal course of business, indebtedness to Lender contemplated by this Agreement, or indebtedness existing on the date hereof as specifically set forth on Schedule 4.1.1, create, incur or assume indebtedness for borrowed money, including capital leases, (ii) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of the Loan Parties’ assets (except as allowed as Permitted Liens), or (iii) amend or otherwise modify the terms or conditions of any existing indebtedness.

4.1.2 Continuity of Operations. (1) Engage in any business activities substantially different than those in which each Loan Party is engaged as of the date hereof, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, dissolve or transfer or sell any Collateral outside of the ordinary course of business, or (3) purchase or retire any of the Parent’s outstanding shares or alter or amend any Loan Party’s capital structure.

4.1.3 Loans, Acquisitions and Guaranties. (1) Make loans, invest in or advance money or assets to any Person (other than the Loan Parties), (2) purchase, create or acquire any interest in any Person, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business and to fulfill obligations under the Senior Loans.

4.1.4 Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of any Loan Party’s obligations under this Agreement or in connection herewith or therewith.

4.1.5 NKMax. Except as expressly required in this Agreement, (1) amend, modify or terminate, or give any waiver or consent under, any agreement (including without limitation any intellectual property license agreement between any Loan Party (or Affiliates thereof) and NKMax (or Affiliates thereof)) including without limitation the Intercompany License Agreement, or (2) in any way participate in NKMax’s rehabilitation, reorganization, liquidation or any bankruptcy proceedings (whether in the Republic of Korea or in another jurisdiction, and whether or not ongoing as of the date hereof) or issue any demand, notice, confirmation or other written submission to NKMax or its receiver or trustee.

Article V

EVENTS OF DEFAULT

5.1 DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

5.1.1 Payment Default. The Borrower fails to make (a) any payment (other than payments of interest) when due under this Agreement or any of the Related Documents or (b) payment of interest under this Agreement or any of the Related Documents for a period of more than three (3) days from the date on which such interest is due.

5.1.2 Other Defaults. Any Loan Party fails to comply with, fulfill or perform any other agreement, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or fails to comply with, fulfill or perform any agreement, obligation, covenant or condition contained in any other agreement between Lender and any Loan Party.

5.1.3 Cross Default. The Borrower or any other Loan Party defaults under any loan, extension of credit, security agreement, purchase or sales agreement (including, but not limited to, the Senior Loans), or any other agreement, in favor of any other creditor or person.

5.1.4 False Statements. Any warranty, representation or statement made or furnished to the Lender by any Loan Party or on any Loan Party’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

5.1.5 Insolvency. The dissolution or termination of any Loan Party’s existence as a going business, the declared insolvency of any Loan Party, the appointment of a receiver for any part of any Loan Party’s property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any Loan Party.

5.1.6 Invalidity. This Agreement or any of the Related Documents ceases to be in full force and effect or ceases to be enforceable at any time and for any reason.

5.1.7 Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Loan Party or by any governmental agency against any collateral securing the Term Loan. This includes a garnishment of any Loan Party’s accounts, including deposit accounts, with Lender or the Senior Lender. However, this Event of Default shall not apply if there is a good faith dispute by any Loan Party as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if any Loan Party gives the Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by the Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

5.1.8 Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guarantee of the Indebtedness.

5.1.9 Adverse Change. A material adverse change occurs in any Loan Party and its consolidated Subsidiaries’ financial condition, or a Material IP Event occurs, or the Lender, in its sole and absolute discretion, believes the prospect of payment or performance of this Agreement or any Related Document is impaired.

5.1.10 Right to Cure. If any default, other than a payment default pursuant to Section 5.1.1, is curable and if a defaulting Loan Party a similar default has not occurred with respect to any Loan Party within the preceding twelve (12) months, it may be cured if such Loan Party if, after Lender sends written notice to the Borrower demanding cure of such default, cures the default within fifteen (15) days from the date of such notice.

5.1.11 Other Defaults Modified. Notwithstanding Section 5.1.2, any Loan Party failing to comply with or to perform any other agreement, obligation, covenant or condition contained in this Agreement or in any of the Related Documents between Lender and any Loan Party; or any shareholder, member, trustee, or any owner of the Parent also holding a controlling interest in any given entity’s common stock, membership interest, trust interest, or any other ownership interest (“Related Entity”) fails to comply with or to perform any other agreement, obligation, covenant or condition contained in any other agreement between Lender and the Related Entity.

5.2 EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further disbursements), and, at Lender’s option in its sole and absolute discretion, all Obligations immediately will become due and payable, all without notice of any kind to the Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of any Loan Party shall not affect the Lender’s right to declare a default and to exercise its rights and remedies.

Article VI

MISCELLANEOUS

6.1 GOVERNING LAW. The laws of the State of Delaware govern this Agreement and the Related Documents.

6.2 DISPUTE RESOLUTION. Any dispute arising out of or relating to this Agreement or any Related Document (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. The Loan Parties shall appoint one arbitrator, the Lender shall appoint one arbitrator, and the third arbitrator shall be appointed jointly by the two arbitrators. The arbitration proceedings shall be conducted in English. The arbitrators shall decide any Dispute submitted by the parties to the arbitration in accordance with the laws of the State of Delaware and shall not apply any other substantive law. Each of the parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings or enforcement proceedings against it arising out of or based on this Agreement, the Related Documents or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, either party may seek immediate injunctive relief or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of this Agreement or the Related Documents.

6.3 ELECTRONIC INSTRUCTIONS. The Borrower desires to apply for the Term Loan and instruct the Lender regarding all other aspects of the Term Loan electronically, including but not limited to by electronic mail, internet, telex, telefax, facsimile and/or telecopy. Borrower agrees that Lender may act in accordance with electronically transmitted applications and instructions (“Electronic Instructions”) subject to the following provisions: (i) the Borrower’s Electronic Instructions must be sent to the Lender electronically only by means of such services and in such format(s) as may be approved from time to time by the Lender in its sole discretion; (ii) the Borrower will provide to the Lender, in writing and duly signed by the Borrower, any reasonable security or verification procedures, and the Lender may require additional security or verification procedures in its sole discretion; (iii) the Borrower hereby authorizes and instructs the Lender to take all actions requested in any and all Electronic Instructions and agrees that each such Electronic Instruction will be deemed an original and, if sent in lieu of manually signed instructions, will be deemed to incorporate all of the terms and provisions of the Lender’s standard form or format, if any, for such instructions; (iv) the Borrower recognizes and agrees that it will be obligated for any loan advance request and/or instruction pursuant to Electronic Instructions to the same extent as if such advance request and/or instruction were provided pursuant to the Lender’s standard form or the Lender approved format(s) manually signed by the Borrower; (v) the Borrower agrees to indemnify and hold harmless the Lender, its officers, directors, employees and affiliates against any and all liability, loss, cost, damages, attorneys’ fees and other expenses which the Lender may incur in reliance upon and pursuant to any and all of the Electronic Instructions received by the Lender and purported to be sent by the Borrower; (vi) the Lender is not responsible for checking electronic communications devices on a regular basis, and the Borrower will make arrangements to assure Electronic Instructions have been sent to a current employee of the Lender, and the employee of the Lender has received and read the Electronic Instructions; (vii) the Lender is not responsible for delays, errors or omissions resulting from malfunction of electronic communications devices or from other conditions beyond the control of the Lender; and (viii) the Lender is not responsible for misuse of or wrongful access to electronic communications devices by the Borrower’s representatives and employees nor for any delay in acting on Electronic Instructions caused by Electronic Instructions which the Lender deems to be uncertain or unclear or incomplete.

6.4 USA PATRIOT ACT. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title Ill of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

6.5 AMENDMENTS. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by all parties hereto.

6.6 ATTORNEYS’ FEES; EXPENSES. The Borrower agrees to pay upon demand all of the Lender’s costs and expenses, including the Lender’s reasonable and documented out of pocket attorneys’ fees and the Lender’s reasonable and documented out of pocket legal expenses, incurred in connection with the enforcement of this Agreement. The Lender may engage any person to assist in enforcing this Agreement or any of the Related Documents, and the Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include the Lender’s reasonable and documented out of pocket attorney’s fees and reasonable and documented out of pocket legal expenses whether or not there is a lawsuit, including attorney’s fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Borrower also shall pay all court costs and such additional fees as may be directed by such court.

6.7 CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

6.8 CONSENT TO LOAN PARTICIPATION. The Borrower agrees and consents to the Lender’s sale or transfer, whether now or later, of one or more participation interests in the Term Loan to one or more purchasers, whether related or unrelated to the Lender. The Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Term Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the lenders of any such participation interests will be considered as the absolute owners of such interests in the Term Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s Obligations under the Term Loan irrespective of the failure or insolvency of any holder of any interest in the Term Loan. Borrower further agrees that the Lender of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

6.9 NO WAIVER BY LENDER. The Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Lender of a provision of this Agreement shall not prejudice or constitute a waiver of the Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by the Lender, nor any course of dealing between the Lender and any Loan Party, or between the Lender and any Guarantor, shall constitute a waiver of any of the Lender’s rights or of any of a Loan Party’s or any Guarantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

6.10 NOTICES. Any notice required to be given under this Agreement shall be given in writing to the address of such party as specified in the signature page hereto, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, each Loan Party agrees to keep the Lender informed at all times of each Loan Party’s current address. Unless otherwise provided or required by law, if there is more than one Loan Party, any notice given by the Lender to any Loan Party is deemed to be notice given to all Loan Parties.

6.11 SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

6.12 SUBSIDIARIES AND AFFILIATES OF LOAN PARTY. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Loan Party” as used in this Agreement shall include all of Loan Party’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Term Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

6.13 SUCCESSORS AND ASSIGNS. All covenants and agreements by or on behalf of any Loan Party contained in this Agreement or any Related Documents shall bind such Loan Party’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. No Loan Party shall, however, have the right to assign any Loan Party’s rights or delegate any Loan Party’s Obligations under this Agreement or any interest therein without the prior written consent of the Lender. The Lender shall have the right to, upon notice to any Loan Party, assign any or all of its rights or delegate any or all of its obligations hereunder to another person or entity.

6.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Loan Parties understand and agree that in extending the Term Loan, the Lender is relying on all representations, warranties, and covenants made by the Loan Parties in this Agreement or in any certificate or other instrument delivered by any Loan Party to Lender under this Agreement or the Related Documents. The Parties further agree that regardless of any investigation made by, the Lender, all such representations, warranties and covenants will survive the extension of the Term Loan and delivery of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as the Obligations shall be paid in full.

6.15 TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

6.16 WAIVER OF JURY TRIAL; JUDICIAL REFERENCE. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

6.17 ENTIRE AGREEMENT. This Agreement and the Related Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof and shall remain in full force and effect in accordance with its terms and conditions. Moreover, any subsequent oral statements, negotiations, agreements or understandings of the parties shall not be effective against the Lender unless (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee’s sole and absolute opinion and judgment and (iii) executed by an authorized officer of the Loan Parties party thereto. No Loan Party shall rely or act on any oral statements, negotiations, agreements or understandings between the parties at any time whatsoever, including before or during any Lender approval process stated above. Each Loan Party acknowledges and agrees that it shall be responsible for its own actions, including any detrimental reliance on any oral statements, negotiations, agreements or understandings between the parties and that Lender shall not be liable for any possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, originating in whole or in part in connection with any oral statements, negotiations, agreements or understandings between the parties which it may now or hereafter claim against the Lender. Neither this Agreement nor any other Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this section. Lender may from time to time, (i) enter into with any Loan Party written amendments, supplements or modifications hereto and to the Related Documents or (ii) waive, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Agreement or the Related Documents or any Event Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is (i) expressly stated in writing, (ii) duly approved and authorized the Lender on such terms and conditions as such committee shall deem necessary or appropriate in the Lender’s sole and absolute opinion and judgment and (iii) executed by an authorized officer of the Lender. Then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given.

6.18 COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement and all other Related Documents may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note, Agreement or Related Documents, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and all other Related Documents and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Agreement and all other Related Documents (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof or thereof.

Article VII

DEFINITIONS

7.1 DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the 1933 Act.

“Agreement” means this Convertible Loan Agreement, as may be amended from time to time, together with all exhibits and schedules attached hereto.

“Applicable Rate” means, twelve percent (12%) per annum.

“Borrower” means the Parent and NKGEN OPERATING BIOTECH, INC. and their respective successors and assigns.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California or Hong Kong are authorized or required by law or other governmental action to close.

“Collateral” means all property and assets granted as collateral security for the term loans pursuant to the commercial security agreement entered into between the applicable Loan Party and BDW, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

“Common Stock” means shares of the common stock of Parent, par value $0.0001 per share.

“Consideration Shares” means all shares of Common Stock issued by the Parent to the Lender pursuant to Section 1.5.

“Conversion Shares” has the meaning set forth in the Convertible Promissory Note, in the form attached hereto as Exhibit A.

“Convertible Notes” has the meaning ascribed to it in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on July 22, 2024 and the promissory note filed as Exhibit 10.1 to the Company Current Report on Form 8-K, filed on August 9, 2024. Schedule 2.1.5 contains a full list of the Convertible Notes.

“Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

“Event of Default” means any of the events of default set forth in this Agreement in Section 5.1.

“GAAP” means generally accepted accounting principles in the United States.

“Guarantee” means the Personal Guarantee provided by each of Mr. James Graf and Mr. Paul Song in favor of the Lender for the benefit of the Lender as of the date of this Agreement in the form of Exhibit B, as the same may be amended from time to time.

“Guarantor” means (a) the Subsidiary Guarantors; (b) Parent and (c) Mr. James Graf, Mr. Paul Song and each other additional Person party to the Personal Guarantee from time to time.

“Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

“Indebtedness” means any and all amounts owing from the Loan Parties to the Lender under this Agreement and the Related Documents.

“Intercompany License Agreement” means that certain Amended and Restated License Agreement, dated April 10, 2023, by and between NKMax and the Parent, as amended on August 1, 2023 and as may be further amended.

“Lender” means AlpineBrook Capital GP I Limited, its permitted successors and assigns.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, encumbrance, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction).

“Loan Parties” means the Borrower, the Parent, the Subsidiary Guarantors, and each other Guarantor from time to time party to the Guarantee.

“Material IP Event” means any termination, cessation to be in force, repudiation, or any substantive amendment of any intellectual property license agreement between any Loan Party (or Affiliates thereof) and NKMax (or Affiliates thereof), including without limitation any loss of license in any Loan Party’s use of any intellectual property in any jurisdiction outside of Asia.

“Maturity Date” means the earlier of (a) one year following the Effective Date, unless another date is expressly agreed on in writing between the Parties and (b) the date on which the Indebtedness is accelerated and due and payable in compliance with Section 5.1.1 this Agreement.

“Note” means the Convertible Promissory Note dated on or around the date hereof and executed by the Parent and the Borrower in the principal amount of $4,500,000, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions therefor.

“NKMax” means NKMAX Co., Ltd.

“NKMax Convertible Notes” means the $10,000,000 aggregate principal amount of 5.0% / 8.0% Convertible Senior Notes due 2027 that were issued in a private placement pursuant to the securities purchase agreement dated September 15, 2023, by and between the Parent (f/k/a Graf Acquisition Corp. IV) and NKMax.

“NKMax Loan” means any and all loan or other forms of indebtedness, whether or not convertible into equity, owed by any Loan Party to NKMax as of the date hereof.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under this Agreement or any Related Document or otherwise with respect to the Term Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any insolvency proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under this Agreement and the Related Documents (and any of their Subsidiaries to the extent they have obligations under this Agreement or any Related Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, indemnities and other amounts payable by any Loan Party thereunder.

“OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Parent” means NKGEN BIOTECH, INC., a Delaware corporation.

“Party” means any party to this Agreement.

“Permitted Liens” means (1) Liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (2) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (3) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (4) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing, including without limitation, liens and security interests granted in connection with the Senior Loans; and (5) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority, unincorporated organization or other entity.

“Related Documents” mean all promissory notes, including but not limited to the Note, the Guarantee, the Warrant, any credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Obligations.

“Securities” means the Note, the Consideration Shares, the Conversion Shares, the Warrant and the Warrant Shares.

“Senior Loans” means (1) prior to receipt by the Lender of a customary payoff letter and related terminations and lien releases, that certain Business Loan Agreement, dated as of June 20, 2023, for a line of credit of Five Million U.S. Dollars and No Cents ($5,000,000) with East West Bank, as amended as of the date hereof (the “East West Loan”), and (2) that certain Equity and Business Loan Agreement, dated as of April 5, 2024 (the “BDW Loan”), for a term loan financing in an aggregate principal amount of Five Million U.S. Dollars and No Cents ($5,000,000) with BDW Investments LLC, as lender (in such capacity “BDW”), as amended, supplemented, or otherwise modified as of the date hereof.

“Subsidiary” means any subsidiary of any Loan Party as set forth on Schedule 2.1.2 and shall, where applicable, also include any direct or indirect subsidiary of the Borrower formed or acquired after the date hereof.

“Subsidiary Guarantors” means (a) each Subsidiary of the Borrower and Parent and (b) any other Subsidiary of the Borrower or Parent that is formed or acquired after the date hereof.

“Uniform Commercial Code” means the Uniform Commercial Code under the laws of the State of New York or Delaware as applicable.

“Utilization Date” means, the dates on which the Term Loan, in one or more installments, is, or is to be, actually made available by the Lender to the Borrower, including without limitation the dates mentioned in Section 1.1.

“Warrant” means the Common Stock Purchase Warrant issued by the Parent to the Borrower for the purchase of 1,500,000 shares of Common Stock (the “Warrant Shares”).

7.2 INTERPRETIVE PROVISIONS. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (ii) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of and Schedules and Exhibits to this Agreement, and (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date hereof.

LOAN PARTIES:

NKGEN OPERATING BIOTECH, INC.

By:	/s/ Paul Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

Notice Address:

3001 Daimler Street
Santa Ana, CA, 92705

NKGEN BIOTECH, INC.

By:	/s/ Paul Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

Notice Address:

3001 Daimler Street
Santa Ana, CA, 92705

LENDER:

AlpineBrook Capital GP I Limited

By:	/s/ Hanhan XU
	Name:	Hanhan XU
	Title:	Director

Notice Address: